Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2002, relating to the consolidated financial statements, which appears in Wind River Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2002.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

July 10, 2002